  As filed with the Securities and Exchange Commission on July 11, 2000
                                                     Registration No. 333-30674
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ----------------

                             AMENDMENT NO. 7
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------
                               SUPPORT.COM, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                           7389                       94-3282005
  (State or other jurisdiction     (Primary Standard Industrial        (I.R.S. Employer
of incorporation or organization)   Classification Code Number)       Identification No.)

                                 575 Broadway
                            Redwood City, CA 94063
                                (650) 556-9440
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------
                             RADHA RAMASWAMI BASU
                            Chief Executive Officer
                               SUPPORT.COM, INC.
                                 575 Broadway
                            Redwood City, CA 94063
                                (650) 556-9440
 (Name, address, including zip code and telephone number, including area code, of agent for service of process)

                               ----------------
                                  Copies to:

    Jorge del Calvo, Esq.                 Mark A. Bertelsen, Esq.
Allison Leopold Tilley, Esq.                Jose F. Macias, Esq.
    Davina K. Kaile, Esq.                     Betsey Sue, Esq.
Pillsbury Madison & Sutro LLP         Wilson Sonsini Goodrich & Rosati
     2550 Hanover Street                     650 Page Mill Road
     Palo Alto, CA 94304                    Palo Alto, CA 94304

                               ----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.


   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement numbers of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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


                             EXPLANATORY NOTE

   This Amendment No. 7 is being filed solely for the purpose of filing exhibits.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   This table lists the various expenses expected to be incurred by the Registrant with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

                                                                     Payable by
                                                                     Registrant
                                                                     ----------
   SEC registration fee............................................. $   16,395
   National Association of Securities Dealers, Inc. filing fee......      6,710
   Nasdaq National Market Listing Fee...............................     95,000
   Accounting fees and expenses.....................................    300,000
   Legal fees and expenses..........................................    600,000
   Printing and engraving expenses..................................    150,000
   Blue Sky fees and expenses.......................................      5,000
   Registrar and Transfer Agent's fees..............................     15,000
   Miscellaneous fees and expenses..................................     11,895
                                                                     ----------
     Total.......................................................... $1,200,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify these persons under specified circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Act"). Article XI.B. of the Registrant's Amended and Restated Certificate of Incorporation (Exhibit 3.1 hereto) and
Article XII of the Registrant's Amended and Restated Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against specified liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for specified liabilities, including liabilities arising under the Act and affords rights of contribution with respect thereto.

   The Underwriting Agreement (Exhibit 1.1) provides for indemnification by ourselves, our underwriters and our directors and officers of the underwriters, for certain liabilities, including liabilities arising under the Act and affords certain rights of contribution with respect thereto.

Item 15. Recent Sales of Unregistered Securities

     1. From December 1997 to December 31, 1999, the Registrant issued and sold 10,874,374 shares of common stock to employees, directors and consultants at prices ranging from $0.0001 to $0.90 per share.

     2. From December 8, 1997 to March 19, 1998, the Registrant issued and sold 3,571,600 shares of Series A preferred stock to a total of 4 investors for an aggregate purchase price of $250,012.00.

     3. On June 22, 1998, the Registrant issued and sold 7,346,108 shares of Series B preferred stock to a total of 9 investors for an aggregate purchase price of $5,050,228.87.

     4. On June 14, 1999, the Registrant issued and sold 4,638,618 shares of Series C preferred stock to a total of 35 investors for an aggregate purchase price of $15,175,147.93.

   The sales of the above securities were considered to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions under compensatory benefit plans and contracts relating to compensation as provided under Rule
701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in these transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  1.1**  Form of Underwriting Agreement.

  3.1** Amended and Restated Certificate of Incorporation, to be effective upon consummation of this offering.

  3.2** Amended and Restated Bylaws, to be effective upon consummation of this offering.

  3.3**  Amended and Restated Certificate of Incorporation.

  3.4**  Certificate of Correction of the Amended and Restated Certificate of
         Incorporation.

  3.5**  Bylaws.

  4.1**  Form of Common Stock Certificate.

  4.2** Registration Rights Agreement, dated June 22, 1998, by and among the registrant and the parties who are signatories thereto.

  4.3**  Amended and Restated Registration Rights Agreement, dated March 14,
         2000, by and among the registrant and the parties who are signatories thereto.

  4.4**  Warrant Agreement to Purchase Shares of Series C Convertible Preferred
         Stock, dated July 12, 1999, by and between the registrant and Comdisco, Inc.

  4.5** Warrant Agreement to Purchase Shares of Series C Preferred Stock, dated October 27, 1998, by and between the registrant and Comdisco, Inc.

  4.6** Warrant Agreement to Purchase Shares of Series C Preferred Stock, dated October 27, 1998, by and between the registrant and Comdisco, Inc.

  4.7** Warrant Agreement to Purchase Shares of Series C Preferred Stock, dated October 27, 1998, by and between the registrant and Comdisco, Inc.

  4.8** Letter Agreement, dated June 7, 1999, by and between the registrant and Comdisco, Inc.

  4.9** Warrant Agreement to Purchase Shares of Series C Preferred Stock by and between the registrant and Excite, Inc.

 4.10**  Warrant Agreement to Purchase Shares of Series C Preferred Stock dated
         February 17, 2000 by and between the registrant and General Electric
         Company.

  5.1**  Opinion of Pillsbury Madison & Sutro LLP.

 10.1**  Registrant's Amended and Restated 1998 Stock Option Plan.

 10.2**  Registrant's 2000 Omnibus Equity Incentive Plan.

 10.3    Registrant's 2000 Employee Stock Purchase Plan.

 10.4**  Form of Directors and Officers' Indemnification Agreement.

 10.5** Employment Agreement, dated June 24, 1998, by and between the registrant and Anthony C. Rodoni.

 10.7** Employment Agreement, dated July 15, 1999, by and between the registrant and Radha R. Basu.

 10.8** Employment Agreement, dated August 16, 1999, by and between the registrant and Scott Dale.

 10.9** Employment Agreement, dated August 16, 1999, by and between the registrant and Cadir Lee.

 10.10** Employment Agreement, dated September 27, 1999, by and between the registrant and Brian M. Beattie.


 Exhibit
 Number                         Description of Document
 -------                        -----------------------
 10.11** Employment Agreement, dated December 7, 1999, by and between the registrant and Jim Hilbert.

 10.12** Employment Agreement, dated January 18, 2000, by and between the registrant and Lucille Hoger.

 10.13** Employment Agreement, dated August 1, 1999, by and between the registrant and Mark Pincus and amendment thereto.

 10.14** Sublease Agreement, dated August 6, 1999, by and between the registrant and Excite, Inc.

 10.15+ Enterprise License Agreement, dated May 27, 1999, by and between the registrant and Bear, Stearns & Co., Inc.

 10.16+  Amendment No. 1 to Enterprise License Agreement, dated October 6,
         1999, by and between the registrant and Bear, Stearns & Co., Inc.

 10.17+ Enterprise License Agreement dated February 17, 2000 by and between the registrant and General Electric Company.

 10.18** Form of Proprietary Information and Inventions Agreement.

 10.19+ OEM Agreement, dated July 14, 1994, by and between the registrant and Excite@Home.

 10.20+ Amendment to OEM Agreement, dated March 2000, by and between the registrant and Excite@Home.

 10.21+ Reseller Agreement, dated March 2000, by and between the registrant and Samsung SDS Co. Ltd.

 10.22   Sale and License Agreement, dated March 20, 2000.

 10.23+  Amendment One to Sale and License Agreement, dated June 14, 2000.

 23.1**  Consent of Ernst & Young LLP.

 23.2** Consent of Pillsbury Madison & Sutro LLP (contained in their opinion filed as Exhibit 5.1).

 24.1**  Power of Attorney.

 27.1**  Financial Data Schedule for Support.com, Inc.
 99.2**  Consent of Excite@Home.

 99.3**  Consent of JCPenney.

 99.4**  Consent of Compaq Professional Services.

 99.5**  Consent of everdream.

--------
** Previously Filed.

+ Confidential Treatment Requested. Confidential portions of the exhibit have been omitted and filed separately with the Commission.

  (b) Financial Statement Schedules

   Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the Financial Statements or the notes thereto.

Item 17. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The Registrant will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 11th day of July, 2000.

                                          Support.Com, Inc.

                                                /s/ Radha Ramaswami Basu
                                          By __________________________________
                                                    Radha Ramaswami Basu
                                            President, Chief Executive Officer
                                                       and Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Name                             Title                    Date
                ----                             -----                    ----

    /s/ Radha Ramaswami Basu         President, Chief Executive      July 11, 2000
____________________________________ Officer and Director
        Radha Ramaswami Basu         (Principal Executive
                                     Officer)

      /s/ Brian M. Beattie           Senior Vice President of        July 11, 2000
____________________________________ Finance and Administration,
          Brian M. Beattie           Chief Financial Officer
                                     (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)

                 *                   Director                        July 11, 2000
____________________________________
           Mark J. Pincus

                 *                   Director                        July 11, 2000
____________________________________
          Matthew T. Cowan

                 *                   Director                        July 11, 2000
____________________________________
           Manuel F. Diaz
                 *                   Director                        July 11, 2000
____________________________________
            Bruce Golden

                 *                   Director                        July 11, 2000
____________________________________
         Edward S. Russell

                 *                   Director                        July 11, 2000
____________________________________
           Roger J. Sippl

 /s/ Radha Ramaswami Basu
*By:___________________________
     Radha Ramaswami Basu
      (Attorney-in-Fact)

                                 EXHIBIT INDEX

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  1.1**  Form of Underwriting Agreement.

  3.1** Amended and Restated Certificate of Incorporation, to be effective upon consummation of this offering.

  3.2** Amended and Restated Bylaws, to be effective upon consummation of this offering.

  3.3**  Amended and Restated Certificate of Incorporation.

  3.4**  Certificate of Correction of the Amended and Restated Certificate of
         Incorporation.

  3.5**  Bylaws.

  4.1**  Form of Common Stock Certificate.

  4.2** Registration Rights Agreement, dated June 22, 1998, by and among the registrant and the parties who are signatories thereto.

  4.3**  Amended and Restated Registration Rights Agreement, dated March 14,
         2000, by and among the registrant and the parties who are signatories thereto.

  4.4**  Warrant Agreement to Purchase Shares of Series C Convertible Preferred
         Stock, dated July 12, 1999, by and between the registrant and Comdisco, Inc.

  4.5** Warrant Agreement to Purchase Shares of Series C Preferred Stock, dated October 27, 1998, by and between the registrant and Comdisco, Inc.

  4.6** Warrant Agreement to Purchase Shares of Series C Preferred Stock, dated October 27, 1998, by and between the registrant and Comdisco, Inc.

  4.7** Warrant Agreement to Purchase Shares of Series C Preferred Stock, dated October 27, 1998, by and between the registrant and Comdisco, Inc.

  4.8** Letter Agreement, dated June 7, 1999, by and between the registrant and Comdisco, Inc.

  4.9** Warrant Agreement to Purchase Shares of Series C Preferred Stock by and between the registrant and Excite, Inc.

 4.10**  Warrant Agreement to Purchase Shares of Series C Preferred Stock dated
         February 17, 2000 by and between the registrant and General Electric
         Company.

  5.1**  Opinion of Pillsbury Madison & Sutro LLP.

 10.1**  Registrant's Amended and Restated 1998 Stock Option Plan.

 10.2**  Registrant's 2000 Omnibus Equity Incentive Plan.

 10.3    Registrant's 2000 Employee Stock Purchase Plan.

 10.4**  Form of Directors and Officers' Indemnification Agreement.

 10.5** Employment Agreement, dated June 24, 1998, by and between the registrant and Anthony C. Rodoni.

 10.7** Employment Agreement, dated July 15, 1999, by and between the registrant and Radha R. Basu.

 10.8** Employment Agreement, dated August 16, 1999, by and between the registrant and Scott Dale.

 10.9** Employment Agreement, dated August 16, 1999, by and between the registrant and Cadir Lee.

 10.10** Employment Agreement, dated September 27, 1999, by and between the registrant and Brian M. Beattie.

 10.11** Employment Agreement, dated December 7, 1999, by and between the registrant and Jim Hilbert.

 10.12** Employment Agreement, dated January 18, 2000, by and between the registrant and Lucille Hoger.

 10.13** Employment Agreement, dated August 1, 1999, by and between the registrant and Mark Pincus and amendment thereto.

 10.14** Sublease Agreement, dated August 6, 1999, by and between the registrant and Excite, Inc.

 10.15+ Enterprise License Agreement, dated May 27, 1999, by and between the registrant and Bear, Stearns & Co., Inc.

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
 10.16+  Amendment No. 1 to Enterprise License Agreement, dated October 6,
         1999, by and between the registrant and Bear, Stearns & Co., Inc.

 10.17+ Enterprise License Agreement dated February 17, 2000 by and between the registrant and General Electric Company.

 10.18** Form of Proprietary Information and Inventions Agreement.

 10.19+ OEM Agreement, dated July 14, 1994, by and between the registrant and Excite@Home.

 10.20+ Amendment to OEM Agreement, dated March 2000, by and between the registrant and Excite@Home.

 10.21+ Reseller Agreement, dated March 2000, by and between the registrant and Samsung SDS Co. Ltd.

 10.22   Sale and License Agreement, dated March 20, 2000.

 10.23+  Amendment One to Sale and License Agreement, dated June 14, 2000.

 23.1**  Consent of Ernst & Young LLP.

 23.2** Consent of Pillsbury Madison & Sutro LLP (contained in their opinion filed as Exhibit 5.1).

 24.1**  Power of Attorney.

 27.1**  Financial Data Schedule for Support.com, Inc.

 99.2**  Consent of Excite@Home.

 99.3**  Consent of JCPenney.

 99.4**  Consent of Compaq Professional Services.

 99.5**  Consent of everdream.

--------
** Previously Filed.

+ Confidential Treatment Requested. Confidential portions of the exhibit have been omitted and filed separately with the Commission.